Exhibit 10(c)

TO: _____________________________

FROM: _____________________________

DATE:

SUBJECT: Energen Corporation 1997 Stock Incentive Plan-Performance Share Award

Number of Performance Shares: ________

Award Period _________________ - _____________________

This will confirm that the Officers Review Committee of the Energen Board of Directors has awarded to you the above-referenced number of Performance Shares under the Energen Corporation 1997 Stock Incentive Plan, as amended (the "Plan"). Such action was taken by the Committee at its meeting on _________________. The Award is subject to all of the terms and conditions of the Plan and the Performance Conditions set forth in the Plan's Administrative Guidelines, dated ______________________.